SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[ ] [ ] [X] [ ]	Preliminary Proxy Statement Definitive Proxy Statement Definitive Additional Materials Soliciting Material under Rule 14a-12	[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

INKTOMI CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

The following is the text of a letter sent by Inktomi Corporation to certain of its stockholders on March 5, 2003:

INKTOMI CORPORATION
4100 East Third Avenue
Foster City, California 94404

March 5, 2003

Dear Fellow Stockholder:

We have previously sent to you proxy material for the Special Meeting of Inktomi Corporation to be held on March 19, 2003. Your Board of Directors has unanimously recommended that shareholders vote in favor of the proposed merger with Yahoo! Inc.

Since approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Inktomi’s common stock, your vote is important, no matter how many or how few shares you may own. Whether or not you have already done so, please sign, date and return the enclosed proxy card today in the envelope provided.

Very truly yours,

/s/ David C. Peterschmidt

David C. Peterschmidt
Chairman, President and Chief Executive Officer

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-877-456-3463.

IMPORTANT NOTE:
If you hold your shares through a bank or broker,
you may be able to vote by telephone, or via the Internet.
Please call Innisfree at 877-456-3463 for assistance.